Exhibit 10.2

Redwood Capital Management, LLC

250 West 55th Street

26th Floor

New York, NY 10019

March 31, 2022

Redwood Enhanced Income Corp.
250 West 55th Street
26th Floor
New York, NY 10019

Re:	Expense Limitation Agreement

Ladies and Gentlemen:

Redwood Capital Management, LLC (the "Adviser"), intending to be legally bound, hereby confirms its agreement as follows in respect of Redwood Enhanced Income Corp. (the "Fund"):

1.	The Adviser shall bear all of the Fund's organizational expenses and offering costs up to $1.0 million incurred in connection with the Initial Closing (as defined in the Fund’s Confidential Private Placement Memorandum (the "Memorandum"). For the avoidance of doubt, "organizational expenses" and "offering costs" do not include management and incentive fees payable by the Fund pursuant to the terms of the Investment Advisory Agreement (as defined in the Memorandum) between the Fund and the Adviser.

2.	The Adviser agrees to limit, indefinitely, the amount of "Specified Expenses" (as described in Paragraph 3 below) borne by the Fund to an amount not to exceed 0.25% per annum of the greater of (i) the Fund's aggregate Capital Commitments (as defined in the Memorandum) and (ii) the Fund's net assets, at the time of determination.

3.	Specified Expenses include the following expenses incurred by the Fund in its ordinary course of business: (i) third-party fund administration and fund accounting; (ii) printing and mailing expenses; (iii) professional fees, consisting of legal, compliance, tax and audit fees; (iv) treasury and compliance function expenses, including the salary of any internal Redwood resources reimbursed by the Fund; (iv) research expenses relating to Bloomberg, expert network services, and investment research subscriptions, (v) Independent Director (as defined in the Memorandum) fees and expenses; (vi) premiums for director and officer and errors and omissions insurance; and (vii) valuation of Fund investments. For the avoidance of doubt, Specified Expenses will not include any other expenses of the Fund incurred in connection with its operations, including but not limited to, (i) any advisory fees payable by the Fund under an effective advisory agreement, (ii) investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees and other costs, expenses and liabilities with respect to consummated and unconsummated investments), (iii) taxes paid, (iv) interest expenses and fees on borrowing, (v) fees incurred in connection with the establishment of borrowing or other leverage arrangements, (vi) brokerage commissions, expenses related to litigation and potential litigation, and extraordinary expenses not incurred in the ordinary course of the Fund's business, including such expenses as approved by the Board of Directors, including a majority of the Independent Directors.

4.	The Expense Cap will be based on the greater of (i) the Fund's aggregate Capital Commitments, without reduction for contributed capital or Capital Commitments no longer available to be called by the Fund and (ii) the Fund's net assets, in each case as calculated at the end of a calendar year. In any year, to the extent that Specified Expenses exceed the Expense Cap of such prior year end, the Adviser will promptly waive fees or reimburse the Fund for expenses necessary to eliminate such excess, and for the Fund's first year of operations, the Specified Expenses will be annualized and to the extent such annualized Specified Expenses exceed the Expense Cap for such period on an annualized basis.

5.	For the avoidance of doubt, the organizational and offering costs described in Paragraph 1 of this Agreement are not included in Specified Expenses and are outside of the scope of the Expense Cap.

6.	This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"). To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

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Very truly yours,

REDWOOD CAPITAL MANAGEMENT, LLC

By:	/s/ Sean Sauler
	Name:	Sean Sauler
	Title:	Deputy CEO

Accepted and Agreed:

REDWOOD ENHANCED INCOME CORP.

By:	/s/ Sean Sauler
	Name:	Sean Sauler
	Title:	Co-President

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